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                                                                       Exhibit 5

                          AMERICAN ANNUITY GROUP, INC.
                             250 East Fifth Street
                             Cincinnati, Ohio 45202


                                  July 7, 1995



American Annuity Group, Inc.
250 East Fifth Street
Cincinnati, Ohio   45202

Gentlemen:

   RE:   Registration Statement on Form S-2
         Relating to 3,950,000 Shares of Common Stock
         --------------------------------------------

  I have acted as counsel to American Annuity Group, Inc., a Delaware corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-2 filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale of up to 3,950,000 shares of Common Stock, $1.00 par value, of the Company (the "Common Stock") and 3,950,000 transferable subscription rights to purchase Common Stock (the "Rights").

  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

  In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth below including (i) the Registration Statement (together with the form of preliminary prospectus forming a part thereof), (ii) the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, and (iii) resolutions of the Board of Directors of the Company relating to the issuance of the Rights and Common Stock to be received upon exercise of the Rights and the filing of the Registration Statement.

  Based upon and subject to the foregoing, I am of the opinion that, when (i) the Registration Statement has become effective under the Act and (ii) the Rights and Common Stock have been issued as described in the Registration Statement, such Rights and Common Stock will be duly issued, fully paid and non-assessable.
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  I hereby consent to the reference to me under the heading "Legal Matters" in the Prospectus and the filing of this opinion as Exhibit 5 to the Registration Statement.



                                            MARK F. MUETHING
                                            Senior Vice President,
                                            General Counsel and Secretary